EXHIBIT 16.1

 Securities and Exchange Commission
 450 Fifth Street, N.W.
 Washington, D.C. 20549

 Gentlemen:

 We have read and agree with the statements made under Item 4 of Form 8-K Integrated Performance Systems, Inc. dated January 13, 2003

                                          /s/Travis, Wolff & Company, L.L.P.
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                                          Travis, Wolff & Company, L.L.P.

 Dallas, Texas
 January 13, 2003